Exhibit 5.1

                                                              6225 Smith Avenue
                                                 Baltimore, Maryland 21209-3600
                                            main 410.580.3000  fax 410.580.3001




                                October 31, 2003



LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with a Registration Statement on Form S-3 of the Trust (File Number 333-109393) (the "Registration Statement"), filed on October 2, 2003 with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), for offering by the Trust from time to time of up to $400,000,000 in aggregate offering price of certain securities described in the Registration Statement. Pursuant to the Registration Statement, the Trust will issue and sell up to 6,095,000 shares of beneficial interest of the Trust (the "Shares", of which 5,300,000 shares are the "Firm Shares" and up to an additional 795,000 shares are the "Option Shares," which may be issued and sold pursuant to an underwriter's over-allotment option), designated as Common Stock, par value $.0001 per share (the "Common Stock"), in an underwritten public offering pursuant to an Underwriting Agreement, dated October 28, 2003 (the "Underwriting Agreement"), by and between Wachovia Capital Markets, LLC (the "Underwriter"), on the one hand, and the Trust, Lepercq Corporate Income Fund, L.P., Lepercq Corporate Income Fund II, L.P., and Net 3 Acquisition, L.P., on the other. This opinion is being provided at your request in connection with the filing of a Current Report on Form 8-K and supplements our opinion, dated October 1, 2003, previously filed as Exhibit 5.1 to the Registration Statement.

        In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

               (a) The Declaration of Trust of the Trust, as amended, corrected, and supplemented to date (the "Declaration of Trust"), as certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

               (b) The By-Laws (the "By-Laws") of the Trust, as amended and restated and in effect on the date hereof.

               (c)  The Underwriting Agreement.

               (d)  The Registration Statement.

Piper Rudnick LLP

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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                October 31, 2003
                                                                          Page 2


               (e) The final Prospectus dated October 22, 2003 (the "Prospectus"), which forms a part of the Registration Statement, and the related final Prospectus Supplement dated October 28, 2003 (the "Prospectus Supplement"), relating to the Shares.

               (f) The form of share certificate evidencing shares of Common Stock.

               (g) The minutes of proceedings of the Board of Trustees of the Trust or a committee thereof relating to the organization of the Trust, the authorization of the Underwriting Agreement, and the authorization and the issuance of the Shares.

               (h) A short-form Good Standing Certificate for the Trust, dated a recent date, issued by the MSDAT.

               (i) An Officer's Certificate (the "Certificate") of the Trust, dated the date hereof, as to certain factual matters.

               (j) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, the accuracy of the representations and warranties as to factual matters of the Trust, as set forth in the Underwriting Agreement, and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate, trust, partnership, or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate, trust, partnership, or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts materials to this opinion, we have relied solely upon the Certificate.

        Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations set forth below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized by the Trust and, upon issuance and delivery to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement and the resolutions authorizing their issuance, the Shares will be validly issued, fully paid, and non-assessable.


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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                October 31, 2003
                                                                          Page 3



        The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

               (a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

               (b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

               (c) We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

               (d) We assume that the final share certificates evidencing the Shares conform to the form of share certificate referred to in paragraph
        (f) of the listing of documents.

               (e) We assume that the issuance of the Shares by the Trust will not cause any person to violate any of the provisions of the Declaration of Trust relating to the Ownership Limit, as defined in Article NINTH of the Declaration of Trust.

               (f) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We hereby  consent to the filing of this opinion with the  Commission as
Exhibit 5.1 to the Current Report on Form 8-K and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement relating to the Shares. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Paul, Hastings Janofsky & Walker LLP in rendering its opinion to the Trust in connection with the filing of the Prospectus Supplement.

                                            Very truly yours,

                                            /s/ Piper Rudnick LLP